Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated September 6, 2001 on our audit of the financial statements of OrderPro Logistics, Inc. for the period ended December 31, 2000. We also consent to the references to our firm under the caption "Experts".

                                            /s/ James C. Marshall, CPA, P.C.

Scottsdale, Arizona
December 17, 2001